Exhibit 5.1

Michael E. Tenta

+1 650 843 5636

mtenta@cooley.com

April 17, 2015

Aduro Biotech, Inc.

626 Bancroft Way, 3C

Berkeley, CA 94710

Ladies and Gentlemen:

We represent Aduro Biotech, Inc., a Delaware corporation (the “Company”), and you have requested our opinion with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to an aggregate of 16,104,912 shares of the Company’s Common Stock, $0.0001 par value (the “Shares”), including (i) 10,755 shares (the “2000 Long-Term Incentive Plan Shares”) reserved for issuance upon the exercise of options issued under the Oncologic, Inc. 2000 Long-Term Incentive Plan (the “2000 Long-Term Incentive Plan”), (ii) 4,862 shares (the “2001 Equity Incentive Plan Shares”) reserved for issuance under the Triton BioSystems, Inc. 2001 Equity Incentive Plan (the “2001 Equity Incentive Plan”), (iii) 8,902,177 shares (the “2009 Stock Incentive Plan Shares”) reserved for issuance pursuant to the Company’s 2009 Stock Incentive Plan (the “2009 Stock Incentive Plan”), (iv) 6,459,918 shares (the “2015 Plan Shares”) reserved for issuance pursuant to the Company’s 2015 Equity Incentive Plan (the “2015 Plan”), and (v) 720,000 shares (the “ESPP Shares”) reserved for issuance pursuant to the Company’s 2015 Employee Stock Purchase Plan (the “ESPP,” and collectively with the 2000 Long-Term Incentive Plan, the 2001 Equity Incentive Plan, the 2009 Stock Incentive Plan and the 2015 Plan, the “Plans”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectuses, the Company’s Restated Certificate of Incorporation, and Bylaws, as amended, as currently in effect, its forms of Restated Certificate of Incorporation and Amended and Restated Bylaws effective immediately following the closing of the Company’s initial public offering, the Plans and such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

3175 HANOVER STREET, PALO ALTO, CA 94304-1130  T: (650) 843-5000  F: (650) 849-7400  WWW.COOLEY.COM

Aduro Biotech, Inc.

April 17, 2015

Page Two

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 2000 Long-Term Incentive Plan Shares, when sold and issued in accordance with the 2000 Long-Term Incentive Plan, the 2001 Equity Incentive Plan Shares, when sold and issued in accordance with the 2001 Equity Incentive Plan, the 2009 Stock Incentive Plan Shares, when sold and issued in accordance with the 2009 Stock Incentive Plan, the 2015 Plan Shares, when sold and issued in accordance with the 2015 Plan, and the ESPP Shares, when sold and issued in accordance with the ESPP, and in each case when sold and issued in accordance with the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Michael E. Tenta
Michael E. Tenta

3175 HANOVER STREET, PALO ALTO, CA 94304-1130  T: (650) 843-5000  F: (650) 849-7400  WWW.COOLEY.COM